SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT



                                    Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



May 12, 2000
(Date of Report)


Forestry International, Inc.
(Exact name of registrant as specified in its charter)


Colorado
(State or other jurisdiction of incorporation)


0-023310                                 84-1116284
(Commission File Number)   (IRS Employer Identification Number)


1205 Ampere, Street, Suite 206, Boucherville, Quebec Canada J4B 7M6 (Address of principal executive offices including zip code)


(514) 495.7747
(Registrant's telephone number including area code)


Not Applicable
 (Former name or former address, if changed since last report)



Item 1.  Change in Control of Registrant.

Acquisition of 2524-7883 Quebec, Inc.  as a Wholly Owned Subsidiary of
Registrant:

On May 2, 2000, Forestry International, Inc., a Colorado corporation, doing business as Infynia.com, Inc. (the ?Company) entered into a Purchase and Sale Agreement to acquire all of the outstanding stock of 2524-7883 Quebec, Inc., a corporation incorporated under the laws of the Province of Quebec, Canada, that is a holding company of the ownership interests that have operated as Reid, Marcotte, Michielli & Associates (RMM & Associates). The Sellers of the stock of 2524-7883 Quebec, Inc. were Marc Michielli and Jean-Pierre Reid. (the Sellers). Pursuant to the Purchase and Sale Agreement, the Company agreed to acquire all of the outstanding capital stock of 2524-7883 Quebec, Inc. in exchange for Twenty Million Four Hundred Thousand (20,400,000) shares of the Company's Common Stock. The shares issued by the Company for the purchase price will represent approximately 49.95% of the Company's then issued and outstanding shares. The shares of the Company's common stock are to be issued into a Custodial Arrangement with Rocheleau Labranche & Associates, pending satisfaction of certain conditions under the Purchase and Sale Agreement, specifically including, but not limited to, receipt of the required financial statements and conformance of those financial statements to representations and warranties made by the Sellers and deliver of Subscription Agreements confirming the status of the shares as Restricted Securities to be held for investment purposes by the Sellers. The Purchase and Sale Agreement provides for adjustment of the purchase price in the event the shareholders' equity of 2524-7883 Quebec, Inc. is greater or less that Four Hundred Fifty Thousand Dollars, ($450,000), Canadian. The Purchase and Sale Agreement also provides for the reimbursement of the Company for Net Uncollected Receivables by the Sellers.

Consistent with the terms and conditions of the Purchase and Sale Agreement, RMM & Associates and the business and assets held by 2524-7883 Quebec, Inc. will become a wholly owned Canadian subsidiary of the Company and will operate under the name Infynia.com Incorporated.

RMM & Associates is engaged in the business of providing business to business solutions and services for electronics commerce, specifically in the installation, configuration and maintenance of internal network and internet based network systems for commercial use. RMM & Associates has operated in this market for seventeen (17) years, primarily in the Quebec and Canadian national market. In addition to the operating assets of RMM & Associates, the Company's subsidiary will also own the building were the principal offices of RMM & Associates are located at 127 Cremazie Ouest, Montreal, Quebec, Canada, H2N 1L5. In connection with the Purchase and Sale Agreement, the subsidiary corporation will be named Infynia.com Incorporated to reflect its market orientation to providing e-commerce network services. The Company anticipates that the electronic commerce business operated through its subsidiary will become the principal business of the Company.

The Board of Directors of Infynia.com Incorporated, will consist of Marc Michielli, Jean-Pierre Reid and Louis R. Turp. Mr. Reid has been appointed President and CEO of Infynia.com Incorporated and Mr. Michielli has been appointed Chief Financial Officer and Louis R. Turp has been appointed as
vice-president of Corporate Finance, Mergers & Acquisitions.   The Board of
Directors and officers of the parent Company has not changed and there is no commitment at this time to change the Board of Directors or Officers of the Company.


Item 2.  Acquisition or Disposition of Assets:  See Item 1, above.

Item 3.  Bankruptcy or Receivership:    Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant:  Not Applicable.

Item. 5. Other Events. The Company has filed a Certificate of Assumed or Tradename with the Colorado Secretary of State to authorize its used of the name Infynia.com, Inc. as a trade name.


Item 6.  Resignation of Registrant's Directors:  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:
Pursuant to the terms and conditions of the Purchase and Sale Agreement, the financial statements hereby presented have been audited by Mr. Robert Kliaman, C.P.A. as of May 01, 2000 and December 31, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTRY INTERNATIONAL, INC.
(Registrant)


By: /s/ Louis R. Turp
    Louis R. Turp, Chief Executive Officer


Date: May 12, 2000






FORESTRY INTERNATIONAL, INC.



                         FINANCIAL STATEMENTS
MAY 01, 2000
































FORESTRY INTERNATIONAL, INC.

May 01, 2000

CONTENTS





AUDITOR'S REPORT

FINANCIAL STATEMENTS

Balance Sheet

Statement of Shareholders' Equity (Deficit)

Statement of Operations

Statement of Cash Flows

Notes to Financial Statements





















ROBERT KLIAMAN
Certified Public Accountant



                                                            AUDITOR'S REPORT



Stockholders and Board of Directors
Forestry International, Inc.

I have audited the accompanying balance sheet of Forestry International, Inc. As of May 01, 2000 and December 31, 1999, and the statements of operations, Stockholders' deficit and cash flows for the periods then ended. These financial Statements are the responsibility of the company's management. My responsibility Is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with United States generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence Supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Forestry International, Inc. as of May 01, 2000 and December 31, 1999, and the results of its operations and its cash flows for the periods then ended in conformity with United States generally accepted accounting principles.


                                                        By: /s/Robert Kliaman
                                                               Robert Kliaman
                              Certified Public Accountant
September 19, 2000
Thornhill, Ontario




110 Alameda Circle  Thornhill, Ontario Canada L4J 8A6
Tel: 905 707 6886  Fax: 905 707 6884  HTR@INTERLOG.COM





                                Forestry International, Inc.
Consolidated Balance Sheet
As at May 01, 2000


                		                          ASSETS
284:			December 31
                                                                2000    1999

Current:
Cash and cash equivalents (Note 2) $  -       $      935
Accounts receivable                 406,465       	-
Inventory (Note 2)                  119,388          	-
Note receivable, non-interest
bearing from a company subject
to significant influence             27,241         	-
Loan to shareholder, non-interest
Bearing			             249,379          -
Prepaid Expenses and deposits          1,745         330
           		804,218        1,265


Long Term Investments(Note 2 and 4) 112,036           -

Fixed Assets (Note 2 and 5)         149,997           -

Goodwill (Note 2)                     5,604           -

                               $  1,071,855     $  1,265











(See Accompanying Notes to Financial Statements)



Forestry International, Inc.
Consolidated Balance Sheet
As at May 01, 2000


                                          LIABILITIES

  		2000            1999

Current:
Cash and cash equivalents (Note 2)  25,105          -
Bank loan (Note 6)                 157,655          -
Accounts payable and accrued
liabilities (Note 7)	360,360       134,599
Purchase balance payable,
non-interest bearing                20,226          -
Due to director                		-               6,294
Income taxes payable (Note 11)      67,868         42,764
Current portion of long-term debt
Note 10)			           218,572        196,190

    			     849,786        379,847

Long Term Debt (Note 10)            96,077            -

Loan Payable, non-interest bearing   4,549            -

Future Income Taxes (Note 2)         3,887            -


STOCKHOLDER'S?EQUITY

Capital Stock (Note 8)               2,540          2,042

Capital in Excess of Par Value   8,082,889      7,422,620

Accumulated Deficit             (7,967,873)    (7,803,244)

   		     117,556       (378,582)

               	                           1,071,855          1,265

(See Accompanying Notes to Financial Statements)



Forestry International, Inc.
Consolidated Statement of Shareholder's Equity (Deficit)
For the 121 days May 1, 2000



           Common Stock	  Paid in Capital
        _______________	  In Excess of			       Net
            Number of	Par	Par	Common Stock Accumulated Stockholders
              Shares   Value Value    Subscribed   Deficit   Equity
_________________________________________________________________________
Balance at
Dec. 31, 1998 17,377,833 1,738 7,078,223 18,275  (7,742,804)(644,568)

Subscription and
Issuance of
Common stock
for cash       2,356,303   173   199,477(18,275)    -        181,375

Cancellation of
Common Stock      -         -        -      -       -           -

Issuance of
Common stock
for Services     687,500   131   144,920    -       -        145,051

Net Income         -        -      -        -       60,440   (60,440)

Balance at
Dec. 31, 1999 20,421,636 2,042 7,422,620    -   (7,803,244) (378,582)

Issuance of
Common Stock
for Cash       1,885,700   189   155,025    -        -       155,214

Cancellation of
Common Stock      -         -      -        -        -          -

Issuance of
Common Stock
for Services   3,096,000   309   505,244    -        -       505,553


Net Income        -         -      -        -   (164,629)   (164,629)

Balances at
May 1, 2000   25,403,336 2,540 8,082,889    - (7,967,873)    117,556





(See Accompanying Notes to Financial Statements)




Forestry International, Inc.
Consolidated Statement of Operations
                         For the 121 days ended May 01, 2000

							12 months
				           ended December 31
 2000			1999



Operating Expenses:
     Administrative      	$       164,629    $       183,764
     Depreciation                	-                      1,600
     Financial                   	-                     39,186
                                                   164,629 	    224,550


Net Loss before Extraordinary Item   (164,629)           (224,550)

Extraordinary Gain (Note 13)             -                164,110

Net Loss                        $    (164,629)            (60,440)


Earnings per Common Share:
 Net loss before extraordinary item     (0.01)      $       (0.01)
    Extraordinary gain                    -                  0.01

Net Loss                      $         (0.01)      $           -


Weighted Average Number
of Common Shares                    18,154,999         18,130,231


(See Accompanying Notes to Financial Statements)


Forestry International, Inc.
Consolidated Statement of Cash Flows
For the 121 days ended May 01, 2000


                                             12 months ended
		December 31
		2000          1999


Cash Flows from Operating Activities:
Net loss before extraordinary item $     (164,629)$  (224,550)

Adjustments to reconcile net income to net cash provided by
      operating activities:
      Depreciation
  1,600
 		(164,629)  (222,950)

   Change in assets and liabilities:
    Decrease in accounts payable
     and accrued liabilities   		 (74,394)  (148,990)
    Increase in interest and
    income taxes payable				-       2,456

Total adjustmen                            (74,394)  (146,534)

Net cash provided by operating activities (239,023)  (369,484)

Cash Flows from Financing Activities:
      Advance from directors                56,515      6,294
      Capital Stock issuance               155,214    344,701
      Increase in long-term debt             -         36,732
      Increase in bank ovedraft             51,464       -
      Increase in bank loan                157,655       -
      Subscription of common stock            -       (18,275)

Net cash provided by financing activities  420,848    369,452

Net increase (Decrease) in cash and
cash equivalents 					 181,825        (32)

Net Cash and Cash Equivalents,
beginning of year				           935        967

Net Cash and Cash Equivalents,
end of year  				$      182,760        935













(See Accompanying Notes to Financial Statements)


FORESTRY INTERNATIONAL, INC.
NOTES TO THE FINANCIAL STATEMENTS
MAY 01, 2000

1. Organization and Purposes

Plantation Capital corporation ("Plantation"), was incorporated in the State of Colorado on August 9, 1988, for the primary purpose of seeking selected mergers or acquisitions with a small number of business entities expected to be private companies, partnerships or sole proprietorships. On August 10, 1990, Plantation acquired RehabNet, Inc. through an exchange of stock. Subsequently, RehabNet, Inc. was merged into Plantation with a name change to RehabNet, Inc.

On September 18, 1992, the stockholders of RehabNet, Inc. approved the acquisition of all assets and the assumption of all liabilities of RehabNet, Inc. by an unrelated public entity in a tax-free stock exchange.

On January 2, 1993, the stockholders approved a name change to Forestry International, Inc. (The "Company").

On March 1, 1993, the Company acquired the exclusive right to the use of clonal research and development pertaining to the paulownia tree, a hardwood species developed by BioTech Plants Pty, Ltd. At that time the Company planted, grew, developed and marketed this rapid growing hardwood tree on a global basis.

The Company was in its development stage until December 16, 1996 when it acquired Dixieland Forest Products, Inc ("DFP"), a Mississippi corporation. DFP, a wholly owned subsidiary, supplied timber to pulp, paper, and lumber mills and provided landowner assistance with replanting, thinning, and timber transportation.

On November 12, 1997 the Company loss control of Dixieland Forest Products, Inc. through a unilateral decision of Mr. Randy Pope that was not recognized by Forestry.

In May 1998 the Company has also discontinued the operations of planting, developing and marketing Paulownia trees.

The Company has restructured its operations for the primary purpose of seeking selected acquisitions with a number of entities primarily in the forest products industry.

2.	Summary of Significant Accounting Policies

  (a)	 Cash and Cash Equivalents

All short-term investments purchased with an original maturity of three months or less are considered to be cash equivalents. Cash and cash equivalents primarily include cash on hand, bank overdraft and bank loan.

  (b)	 Fixed Assets

Fixed assets are stated at cost. Fixed assets of the Company are depreciated over the estimated useful lives of the respective assets. Annual depreciation and amortization rates adopted by the company are:



           On a declining balance method -
			Office furniture				20%
			Computer hardware				30%
			Vehicles					30%


           On the straight-line method -
			Building					40 years

  (c)	 Goodwill

Goodwill resulting from the acquisition of minority interests of Services Informatiqes R.M.M. Inc. is amortized using the straight-line method over a period of fifteen years.

Goodwill resulting from the acquisition of 2524-7883 Quebec Inc. is amortized using the straight-line method over a period of three years.

Goodwill amortized in the period was NIL.

  (d)	 Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

  (e)	 Computation of Earnings Per Share

Earnings per share is based upon the weighted average number of common shares outstanding as of May 1, 2000 and December 31, 2000.

  (f)	 Financial Instruments

The fair value of cash, accounts receivable, bank loan and accounts payable correspond approximately to their carrying amount because of their short term maturity dates.

The fair value of the components of long-term debt are determined by discounting future cash flows in accordance with existing financing agreements, based on the market interest rates offered by the Company for loans with similar terms, conditions and maturity dates.

  (g)	 Foreign Currency Translation

Accounts in foreign currencies have been translated into United States dollars as follows:

Self-sustaining foreign operations:

Assets and liabilities - at exchange rates in effect at the balance sheet date;

Revenue and expenses - at average exchange rate prevailing during the period.

Gains and losses arising from foreign currency translation are deferred and included as a separate component of shareholders' equity.

  (h)	 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to the financial statements. Changes in such estimates may affect amounts reported in future periods.

3.	Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's business plan calls for the use of banks, investment and merchant bankers, and venture capital firms to provide capital to acquire future investments.

Since the Company lost control of Dixieland, it has lost substantially all of the assets of the Company. In order to meet its liability requirements, management has proceeded to dispose of certain assets and substantially reduce and delay expenditures. It is likely that management's plans for dealing with such adverse circumstances can be implemented for the duration of the fiscal year ending December 31, 2001.

4.	Long-Term Investments
	                                                  2000	1999
Interest in Gestion R.M.M., a limited partnership
	initial cost		                        $30,645	$ -
Profit sharing in net income
	Balance at beginning	                         11,892       -
	Net income over the period	                    1,335       -

      Balance at the end of the period	            $43,872	$ -

      Temporary investments (market value
	     of $68,270)	                               68,164       -
		                                         $112,036	$ -
5.	Fixed Assets
                       	      	  Accumulated	 Net	        Net
	                    Cost	  Depreciation	 2000	       1999

Buildings			$108,331	      $1,906     $106,425	$ -
Office furniture	        35,530		32,617	  2,913       -
Computer hardware		 261,650	     240,594	 21,056       -
Computers and software	  48,983		29,380	 19,603       -
                        $454,494	    $304,497	$149,997	$ -


6.	Bank Loan

The company has an authorized line of credit of $228,000, at the prime rate plus 1%. The bank overdraft and bank loans are secured by accounts receivable and a guarantee from the administrators for the amount of $68,000.


7.	Accounts Payable
                               			2000		1999

      Trade                  		     $    287,847   $   134,599
      Salaries and benefits                     4,507          -
      Withholding taxes	                       21,686          -
      Accrued liabilities                      46,320          -

                                             $360,360	     $134,599

8.	Capital Stock

Authorized
   10,000,000	Preferred shares, par value $0.0001 per share
  100,000,000	Common shares, par value $0.0001 per share

							     2000	      1999

Issued and Outstanding
25,403,336 1999 (20,421,636) Common shares $  2,540	$     2,042
       NIL Preferred shares                     -            -
 	     Capital in excess of par value	8,082,889	  7,422,620

                                       $  8,085,429  $  7,424,662

9.	Uncertainty Due to the Year 2000 Issue

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date.

The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.







10.	Long Term Debt

A summary of unrelated long-term debt follows:

                                                      2000          1999


Loan, 12% interest bearing; convertible into
common shares; principal and interest was due
December 31, 1997	                                $  196,190  $   196,190

Loan, 1.75% repayable in monthly instalments
of $775, excluding interest, due in August 2002	      21,716

Loans, secured by the Company's vehicles with
a net book value of $18,600 at a rate of between
1.9% and 7.9%, repayable in monthly instalments
of $860, including interest, due in August 2002	      15,107

Mortgage, 7.45%, repayable in monthly instalments
of $340, including interest, due in September 2004	35,972

Mortgage, 5.9%, repayable in monthly instalments
of $260, including interest, due in July 2000 	      40,555

Loan, 6.5%, repayable in monthly instalments of
$850, excluding interest, due in October 2000	       5,109

                                                     314,649	196,190

Less: current portion	                             218,572	196,190

                                                $     96,077    $    -
New management disputes the validity or existence of the $196,190 debt. In that regard, the Company has initiated litigation to have the debt declared invalid and is otherwise seeking to have the debt determined invalid.

Long-term debt principal repayments for the next five years are due as follows:

2001	               $ 218,572
2002	               $  17,756
2003	               $   6,510
2004	               $   1,818
2005 and thereafter  $  69,993

11. Income Taxes

At December 31, 1999 the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $3,507,000 and $2,154,000 respectively.





                              	Year of
	                             expiration	     Federal	State

March 1995	                          2000        $     -  	  $  318,000
March 1996	                          2001              -	     781,000
March 1996	                          2011	   2,485,000     270,000
December 1996	                    2012	     237,000        -
December 1997	                    2013           353,000     353,000
December 1998	                    2014	     299,000     299,000
December 1999	                    2015           133,000     133,000

                                                  $3,507,000  $2,154,000

Other temporary differences between carrying amounts of the assets for financial reporting purposes and the amount used for income tax purposes are insignificant and are not included in the deferred tax asset. The deferred tax asset resulting from net operating loss carryforwards amount to approximately $1,663,000 at December 31, 1999 and $1,318,000 at December 31, 1998. Realization of this tax benefit depends upon the Company's future revenue from acquisitions.

A loss limitation applies if there is an acquisition of control of the Company. Generally the amount of net operating loss carryforwards would be limited to the value of the Company when control changed times the long term tax-exempt rate.


At December 31, 1999, the Company also had net capital loss carryforwards for federal and state income tax purposes of approximately $1,500,000. Capital losses are deductible only to the extent of capital gains for a period of five years and may not offset operating income. The tax benefit will be reflected when realized.

Management is unable to predict whether future revenues will be adequate to generate taxable income before expiration of the loss carryforwards. Therefore valuation allowances of $1,663,000 and $1,318,000 have been provided at December 31, 1999 and December 31, 1998, respectively to reflect the estimated value of the deferred tax asset. If the Company achieves sufficient profitability to utilize the net operating loss carryforwards the valuation allowance will be reduced by a credit to income at that time.

Significant components of the provision for income taxes for the year ended December 31, 1999 and year ended December 31, 1998 are as follows:

                                              	1999	         1998
Deferred income tax (benefit):

Federal	                              $1,423,000	   $1,147,000
Less: allowance	                         1,423,000      1,147,000

                                     	$     -        $    -

States                              	$  240,000	   $  171,000
Less: allowance	                           240,000  	171,000

                                    	$	-	   $	   -

The current income tax liability consists of the following balance due from the year ended March 31, 1993 and 1994:

                                           	1999	         1998

State tax	                              $   10,869	   $   10,869
Penalty and interest	                      31,895         29,439

                                          $   42,764	   $   40,308
A reconciliation of the provision for income taxes to the federal statutory rate is:

                                           	1999	         1998

Statutory federal rate	                        34.0%	         34.0%
Change in valuation allowance                     -              -

                                           	34.0%	         34.0%
12.	Stock Options

On December 20, 1995, the stockholders approved a Stock Option Plan for a maximum of 1,000,000 shares of the Company's common stock to be sold to employees and others providing valuable services to the Company at option prices equal to the market price of the stock at the time of the grant. The options can be exercised for a period of up to ten years and are registerable by the Company at the time of exercise under the Securities Act of 1933. As at May 2, 2000 these options exercised.

On December 1, 1998 the Board of Directors authorized the granting of stock options to Louis Turp, President and CEO, to purchase up to 100,000 shares each of common stock of the company at $.05 per share for a period of five years and Andrea Audet, Secretary-Treasurer, to purchase up to 50,000 shares of common stock of the Company at $0.05 per share for a period of five years. The options were granted in recognition of past services and the shares to be received by their exercise are subjected to Rule 144 of the Securities Act of 1933. On January 20, 2000 the Board of Directors authorized the granting of stock options to Richard Jamieson, CFO, and Andrea Audet, Secretary-Treasurer, to purchase up to 50,000 shares of common stock of the Company at $0.05 per share for a period of five years. Louis R. Turp, President, was also granted of stock options to purchase up to 100,000 shares of common stock of the Company at $0.05 per share for a period of five years.

On May 1, 2000, the company granted a option to the preferred shareholders of Infynia.com Inc., to purchase 20,400,000 common shares of the company for approximately $450,000.

13.	Extraordinary Gain

As a result of a Judgment in a lawsuit in 1999 filed by the Company against certain creditors, debts totalling $164,110, were rendered null and void. This gain results in increased earnings of $0.01 per common share.





14.   Subsequent Event

On May 25, 2000, the company has received a favourable judgment on a 12% interest bearing loan, convertible into common shares in the amount of $146,000. The principal plus accrued interest amounted to $196,190.


15.	Business Acquisition

On May 1, 2000 three companies under common control, Reid, Marcotte, Michielli & associes Conseillers en Informatique inc., Les services informatiques R.M.M. Inc. and 2524-7883 Quebec Inc. merged under the name of 2524-7883 Quebec Inc. Following this all of the shares of the new company were bought by Infinya.com Inc., the Canadian subsidary of Forestry International, Inc.

On May 1, 2000, the company granted a option to the preferred shareholders of Infynia.com Inc., to purchase 20,400,000 common shares of the company. The total assets acquired was $1,021,000 and the total liabilities assumed was $677,000.






































ROBERT  KLIAMAN
Certified Public Accountant


September 19, 2000


RE: 10-KSB


Mr. Louis R. Turp
President & Chief Executive Officer
Forestry International, Inc.
1205 Ampere Street
Suite 206
Boucherville, Quebec
Canada    J4B 7M6


Dear Louis R. Turp,

PRIVATE AND CONFIDENTIAL

I hereby consent to the use of my name as the auditor in the
1005:    Annual Report pursuant to Section 13 or 15 (d) of the Securities
1006:    Exchange Act of 1934 for the 121 days ended May 1, 2000 and
1007:    year ended December 31, 1999 filed by Forestry International, Inc.
1008:    on Form 10-KSB.
Yours truly,


By: /s/ Robert Kliaman
Robert Kliaman,
Chartered Accountant (Ontario)
Certified Public Accountant (Massachusetts)






110 Alameda Circle Thornhill, Ontario Canada L4J 8A6
Tel: 905 707 6886  Fax: 905 707 6884  HTR@INTERLOG.COM